ESCROW AGREEMENT

         ESCROW AGREEMENT ("ESCROW AGREEMENT") dated as of March 20, 2002 by and among PACIFIC SANDS, INC., a Nevada corporation ("PSI"), and
________________________ _______________________________________ ("PURCHASER"),
and ELIZABETH LEHRER, ESQ., having a principal place of business at 850 Third Street, Santa Rosa, CA 95404 ("ESCROW AGENT").

         WHEREAS:

         A. The Purchaser and PSI entered into a Securities Subscription Agreement dated as of March 29, 2002 ("AGREEMENTS"), in which, inter alia, the Purchaser agreed to purchase PSI's 8% Series A Senior Subordinated Convertible Redeemable Debentures ("DEBENTURES");

         B. Pursuant to the Agreement, the Debentures are to be delivered to the Escrow Agent to hold and administer in accordance with the terms and conditions of this Escrow Agreement.

         NOW THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which we hereby acknowledged, the parties hereto agree as follows:

         1. APPOINTMENT OF ESCROW AGENT. Escrow Agent is hereby appointed as escrow agent and the Escrow Agent hereby accepts such appointment. The Escrow Agent shall act in accordance with the instructions set forth in this Escrow Agreement and any further instructions given to it by written instrument signed by PSI and Purchaser.

         2. INITIAL FUNDING. On the date hereof, the Purchaser shall transfer to PSI the aggregate sum of __________________________________ less any fees which PSI has agreed to pay by virtue of a separate agreement.

         3. Issuance and Delivery of the Debentures and Resolution to the Escrow Agent.


         (a) On the date hereof, PSI shall issue in the name of the Purchasers and deposit with the Escrow Agent the Debentures in the face amount of ________________________, as provided in the Agreements. If PSI is not paid the full Purchase Price for the Debentures, as provided in this Escrow Agreement, then the Debenture, or any portion of the Debentures which is not paid for at the time when payment is due to be made, shall be canceled by PSI, and the Escrow Agent, upon written notice of such cancellation from PSI, shall promptly return the Debentures to PSI. Upon such cancellation and return of the Debentures, the parties shall have no further obligations or liabilities each to the other under this Escrow Agreement, the Agreements or the Debentures.

         (b) On the date hereof, PSI shall deliver to the Escrow Agent a resolution in the form annexed hereto as EXHIBIT A ("RESOLUTION"), instructing PSI's transfer agent, Corporate Stock Transfer, 370 17th Street, #2350, Denver, Colorado 80202 ("TRANSFER AGENT") to issue to Purchaser shares of PSI's common stock registered in the name of Purchaser, without restrictive legend as provided in Section 5(b) of the Agreement, in an amount equal up to $___________, or at some lesser amount as the Escrow Agent, in his sole discretion may direct the Transfer Agent, at a price per share which is 75% of the closing bid price of PSI's common stock as reported on the National Association of Securities Dealers Electronic Bulletin Board for the trading day immediately preceding the date of receipt of the Resolution by Transfer Agent, and providing that PSI shall not change its transfer agent from the Transfer Agent, without the express written consent and directive of the Escrow Agent. The Resolution may be invoked by the Escrow Agent on as many occasions as necessary to effectuate the provisions of this Escrow Agreement. The Resolution may be delivered by the Escrow Agent to the Transfer Agent in the event that,

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for any reason whatsoever, PSI fails to honor any Notice of Conversion as provided in the Debentures and this Escrow Agreement, or PSI commits a material breach of the Agreements, the Debentures, or this Escrow Agreement, or in the event that PSI changes or attempts to change its transfer agent from the Transfer Agent without the express written consent of the Purchaser. Upon written demand from the Purchaser, Escrow Agent shall deliver the resolution to the Transfer Agent as provided in this Section 3(b). Delivery of the Resolution to the Transfer Agent and the issuance of shares by the Transfer Agent in accordance with the Resolution shall not preclude the Purchaser from exercising any and all other remedies available to the Purchaser against PSI for a breach of the Agreements, the Debentures, or this Escrow Agreement. Escrow Agent shall be entitled to honor any such written demand from the Purchaser and shall ignore any demand or instructions to the contrary from PSI.

         4. CUSTODY AND DISPOSITION OF THE DEBENTURES. The Escrow Agent shall hold and dispose of the Debentures only in accordance with the terms of this Escrow Agreement.

         5. CONVERSION OF DEBENTURES.

         (a) As provided in paragraph 4 of the Debentures, Purchaser may give Notice of Conversion of the Debentures to PSI by facsimile to the number set forth in Section 10 below. Conversion of Debentures may take place at any time until the Maturity Date of the Debentures, as defined in the Debentures. As provided in paragraph 4 of the Debentures, within 10 business days of receipt of a Notice of Conversion, PSI shall deliver to the Purchaser giving such notice, or to an account designated by such Purchaser in the Notice of Conversion, certificates representing the shares of common stock to which the Purchaser shall be entitled by reason of the conversion ("CERTIFICATES"). Notwithstanding anything to the contrary contained in paragraph 4 of the Debentures, PSI may demand, in writing, that the Purchaser pay outstanding principal amounts of the Debentures ("DEMAND") even though Purchasers have not convened all or any amount of the Debentures into shares of common stock, as provided in subsections (A) and (B) below. The Demand is a provision for payment of the Debenture only. Conversions of the Debentures into shares of common stock shall be done in accordance with paragraph 4 of the Debentures, and may be in an amount which is no less than $10,000 but not necessarily as much as the Demand. However, a Demand may only be made in aggregate increments of $100,000, commencing 20 business days from the Closing Date of the purchase of the Debentures, as set forth in the Agreement, each Demand being no less than 20 business days from the last Demand, and provided that the closing bid price of PSI's common stock for the previous 5 consecutive trading days has nor fallen below $.05 per share. On any single trading day, Purchaser may sell in the aggregate common stock equal to the greater of (i) 10% of the total trading volume of PSI's common stock at any time during a day when PSI's common stock trades or (ii) 6,000 shares of common stock (either (i) or (ii) being "MAXIMUM SALES"). However, in the event that Purchaser does not accomplish Maximum Sales on any trading day, the difference between the Maximum Sales and the dollar amount of sales actually done shall cumulate ("CUMULATIVE SALES") and Purchaser may accomplish the Cumulative Sales on any other trading day even if the Maximum Sales have been done on such day.

         (b) if PSI fails to timely deliver Certificates, as provided in Section 5(a) above, then PSI shall pay Purchaser $150 per day for each day late in delivering Certificates up to and including the 10th late day, and $500 per day for each day late in delivering the Certificates after the 10th late day ("LIQUIDATED DAMAGES"). Any Liquidated Damages incurred by PSI shall be payable immediately and in cash upon demand in writing by Purchaser, or its agent, to PSI. However, such Liquidated Damages may be deducted from any amounts owed to PSI by Purchaser pursuant to this Section 5. Notwithstanding anything contained in the Agreement to the contrary, including but not limited to the provisions of
Section 6 regarding the registration of restricted Conversion Shares, Purchaser shall be required to pay the Liquidated Damages set forth in this Section 5(b).

         6. BANKRUPTCY. In the event any proceeding under the Bankruptcy Laws of the United States or any proceedings under any state laws for the protection of

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debtors or creditors, are filed, voluntarily or involuntarily, by or on behalf of PSI, then the Purchasers shall not be required to make any payment under the Debenture or to honor any Demand and PSI shall be required nonetheless to honor all notices of conversion.

         7. INDEMNIFICATION Purchaser and PSI agree, jointly and severally to indemnify, defend and hold harmless the Escrow Agent from and against any and all costs (including, without limitation, legal fees and expenses), liabilities, claims and losses arising out of or in connection with this Escrow Agreement or any action or failure to act by the Escrow Agent under this Escrow Agreement, except as provided in paragraph 8 below.

         8. CONCERNING THE ESCROW AGENT. To induce the Escrow Agent to act hereunder, it is further agreed by the undersigned that:

         (a) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations on the part of the Escrow Agent shall be read into this Escrow Agreement. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

         (b) The Escrow Agent shall not be liable for any action or failure to act in its capacity as Escrow Agent hereunder unless such action or failure to act shall constitute willful misconduct on the part of the Escrow Agent, in which case there shall be no indemnification obligations.

         (c) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness or any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume, unless he has actual knowledge to the contrary, that any person purporting to give notice or receipt or advice or make any statement or execute any document in Connection with the provisions hereof has been duly authorized to do so.

         (d) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except as provided in paragraph 8(b) above.

         (e) The Escrow Agent does not have any interest in the Debentures or Conversion Shares or any other property deposited hereunder but is serving as escrow holder only and having only possession thereof, and is not charged with any duty or responsibility to determine the validity or enforceability of any such documents.

         (f) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Debentures to any successor Escrow Agent, jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement thereafter. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Debentures and not make delivery or disposition thereof until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

         (g) In the event of any disagreement among the parties hereto resulting in adverse claims or demands being made in connection with the Debentures, or in

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the event that the Escrow Agent otherwise determines that the Debentures should be retained, then the Escrow Agent shall retain the Debentures until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Debentures, or (ii) a written agreement executed by the other parties hereto directing delivery of the Debentures, in which case the Escrow Agent shall promptly deliver the Debentures in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that said court order is final and nonappealable. The Escrow Agent shall act on such court order and legal opinion without further question.

         (h) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors (including successors by way of merger) and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in paragraph (g) with respect to a resignation by the Escrow Agent.

         (i) This Escrow Agreement may be modified by a writing signed by all the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

         (j) PSI acknowledges and agrees that in any dispute involving the Agreement, Debentures or this Escrow Agreement, that Escrow Agent may represent Purchaser's interests and shall not have a conflict of interest due to the fact that Escrow Agent is also acting as an escrow agent pursuant to this Escrow Agreement and PSI hereby waives any right which it may have had to assert a conflict of interest in the absence of this Section 8(j).

         9. GOVERNING LAW. This Escrow Agreement shall be governed in all respects by the internal laws of the State of California. The parties agree to submit to the jurisdiction and venue of any state or federal court in San Francisco having subject matter jurisdiction over the matter. Service may be made by certified mail, return receipt requested, to the parties at the addresses set forth in paragraph 10 below, but the parties shall not be precluded from making service in any other manner permitted by law.

         10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered by hand or sent by U.S. Express Mail, Fedex or some other reliable overnight courier service for next day delivery. Each such notice or other communication shall for all purposes of this Escrow Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by overnight express mail service, 1 day after the same has been deposited with the U.S. Postal Service, Fedex or the overnight courier. All such notices must also be sent by facsimile on the same day to the parties as fo1lows:

                  if to PSI:

                       Pacific Sands, Inc.
                       601 W. Shaw Avenue, Suite D
                       Clovis, California 93612
                       Attn:   Stanley Paulus
                       Fax: 559-228-8127

                  if to Purchaser:

                  --------------------------------------

                  --------------------------------------

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                        Fax:
                             -----------------------------
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                       If to Escrow Agent:

                           Elizabeth Lehrer, Esq.
                           850 Third Street
                           Santa Rosa, CA 95404
                           Fax:  707-575-0583

         11. COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         12. ESCROW AGENT FEES. PSI shall pay the fees and expenses of the Escrow Agent in performing its obligations and in connection with the preparation of the transaction documents as per agreement of PSI with the Escrow Agent which shall be 2% of the amount paid into escrow ("FEE"). Such fee shall be paid at the time of the receipt of funds by Escrow Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed and delivered, as of the day and year first above written.

 PSI:                      PACIFIC SANDS, INC.



                       By: _______________________________
                           Stanley Paulus
                           President


Purchaser:

                       By:_______________________________


                       Its: _____________________________

As to Escrow Only:

                           ESCROW AGENT:


                           ______________________________
                           ELIZABETH LEHRER, ESQ.